Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement File No. 333-187380 on Form S-3 and Registration Statement File No. 333-187451 on Form S-3D of Citizens Financial Services, Inc. of our report dated March 12, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Shareholders,  which is incorporated in this Annual Report on Form 10-K of Citizens Financial Services, Inc. for the year ended December 31, 2014.

/s/ S.R. Snodgrass, P.C.

Wexford, PA
March 12, 2015